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                                                                 Exhibit 21.1

List of Subsidiaries, Summit Design, Inc.

1.      Summit Design (EDA) Ltd., an Israeli corporation

2.      Summit Verification, Inc., a Delaware corporation

3.      ProSoft Oy, a Finnish corporation